Exhibit 10.16

EMPLOYMENT AGREEMENT

This Employment Agreement (the “Agreement”) is made by and between Brand Engagement Network, Inc. (“Employer”), and Tyler Luck (“Executive”), in consideration of the mutual covenants and agreements hereinafter set forth. Employer and Executive are sometimes collectively referred to herein as the “Parties.”

WHEREAS, Employer wishes to employ Executive as its Chief Product Officer (“CPO”).

WHEREAS, Employer is contemplating merging with DHC Acquisition Corporation (“DHCA”) (the “Merger”).

WHEREAS, Employer wishes to continue to employ Executive as CPO following the date of the close of the Merger (the “Closing Date”) on the terms set forth in Ex. A.

1. DEFINITIONS:

“Affiliates” as used in this Agreement shall mean any entities under common management and control of Employer, and all references to Employer herein shall include all Affiliates of Employer, unless the context requires otherwise.

“Business” shall mean the business engaged in by Employer within the immediately preceding one year period, and potential business the Employer has contemplated pursuing in the preceding six month period in which Employer has invested material resources during that six month period.

“Change in Control” shall mean:

(a) Acquisition of the Company’s stock (other than DHC Acquisition Corp.) or other equity such that more than 50% of the total fair market value or total voting power of the Company is acquired by one or more persons or entities acting as a group; or

(b) The sale or other disposition of all, or substantially all, of the Company, whether by merger, acquisition, or sale of all or substantially of the Company’s operating assets (other than with DHC Acquisition Corp.); or

(c) any other transaction (excluding a transaction with than DHC Acquisition Corp.) that the Board of Directors determines should be considered to constitute a Change in Control (with due consideration of the rules set forth under Treasury Regulation Section 1.409A-3(i)(5)), at the Administrator’s sole and absolute discretion.

“Customer” as used in this Agreement shall include any Entity: (a) to which Employer provided products or services for the Business within the one (1) year period immediately preceding the termination of Executive’s employment with Employer.

Luck Employment Agreement

“Good Cause” means any of the following events which are not cured within 10 business days of Employer providing notice to Executive of such events, or which are not capable of being cured:

(a)	Executive’s material breach of this Agreement or any other agreement between Executive and Employer;

(b)	Executive’s dishonesty or fraudulent conduct in dealings with Employer or any Customer;

(c)	Executive’s gross personal misconduct or repeated personal misconduct in dealings with Employer or any Customer, and its or their personnel;

(d)

Executive’s willful misconduct or grossly negligent conduct, whether or not in the course of employment, resulting in, or that, if publicized would be reasonably likely to result in, material and demonstrable damage to Employer’s business or reputation;

(e)

Executive’s appropriation (or attempted appropriation) of a material business opportunity of Employer, including attempting to secure or securing any personal profit in connection with any duties undertaken under this Agreement;

(f)	Executive’s misappropriation (or attempted misappropriation) of funds or property of Employer or any Customer, or its or their personnel;

(g)

The conviction of, the entering of a guilty plea or a plea of no contest, or the acceptance of a deferral of adjudication with respect to a felony, the equivalent thereof, or any misdemeanor involving theft or dishonesty; or

(h)	Executive’s material breach of Company policy.

“Good Reason” means Employer’s material breach of this Agreement, provided that (i) Executive gives Employer ten (10) days’ written notice specifying with reasonable detail the basis for Executive’s determination that Good Reason exists and, if curable, the actions necessary for Employer to effect a cure, and (ii) with respect to Good Reason that is capable of being cured, Employer fails to effect a cure within ten (10) days of the date Employer receives such notice, and Executive provides notice of termination within thirty (30) days after such failure.

“Prospective Customer” as used in this Agreement shall include any Entity: (a) to which Employer submitted a bid or proposal or engaged in substantive negotiations for the sale of products or services for the Business within the six-month period immediately preceding the Closing Date; or (b) to which Employer has submitted a bid or proposal or engaged in substantive negotiations for the sale of products or services for the Business within the most recent six-month period prior to Executive’s termination of employment with Employer.

“Entity” as used in this Agreement shall include persons, partnerships, firms, associations, corporations, or business organizations.

2. TERM: Subject to Section 7, the term of this Agreement is the period beginning on May 31, 2023 and ending on the earlier of the Closing Date or June 1, 2026 (the “Term”). In the event the Merger is completed, this Agreement shall terminate and the Post-Merger Employment Agreement set forth in Ex. A shall take effect.

3. TITLE AND DUTIES: Executive shall serve as the Chief Product Officer of the Company, with responsibilities, duties and authority customary for such position, reporting directly to the CEO. Executive currently serves as President of BEN, but executive shall resign as President upon Merger and shall have no compensation due for service in that role. If Employer materially reduces the title, powers, or duties of Executive, infringes upon them, or otherwise materially breaches this Agreement in any respect and does not cure the breach as set forth under the definition of “Good Reason”, then it shall constitute good reason for Executive to terminate this Agreement and Executive’s employment.

4. EXTENT OF SERVICES: Executive agrees to devote Executive’s entire and undivided business time, attention, effort, care, skill, and energies to the business of Employer and the duties and responsibilities assigned to Executive by Employer, which may be changed at any time and from time to time at Employer’s sole discretion. Executive shall not, during the Term of this Agreement, (i) engage in any other business activity unless Executive has obtained the prior written consent of an officer of Employer to engage in such activity, unless such activity by Executive is for passive investment purposes only and will not require any services to be rendered by Executive, or (ii) is for civic or charitable purposes which would not conflict or interfere with the performance of Executive’s duties hereunder.

Notwithstanding the foregoing, Executive shall be permitted to retain Executive’s ownership interest in, and sits on the Board of, Genuine Lifetime, LLC, Part Protection Services, Inc., and October 3rd Holdings, LLC, and to provide services to such entities, provided that those services do not interfere with the services Executive provides to Employer. Executive shall make a request to Employer for the Approval for Executive to sit on boards of directors and committees, and Employer shall have the right in its sole discretion to approve or deny such a request. Executive’s passive investment in a company that is not engaged in the Business shall not violate this Agreement. Executive’s ownership of less than 5% of the equity of a publicly traded company, regardless of whether they are engaged in the Business, also shall not violate this Agreement.

5. COMPENSATION: For all services rendered by Executive hereunder, Employer shall compensate Executive as follows:

(A)

Executive will be paid a base salary (“Salary”) at the annual rate of $180,000, paid in accordance with Employer’s regular pay schedule for its other employees, less applicable taxes and withholding, but in any event not less than twice per month. Executive’s salary shall be reviewed annually for potential increases. Executive’s salary cannot be decreased without Executive’s prior written agreement.

(B)	Executive will be eligible to receive a discretionary bonus to be determined by the Employer’s Board of Directors.

(C)	Executive will, during the Term of this Agreement, be permitted to participate pursuant to the terms thereof in all employee benefit plans generally available to employees of Employer.

(D)

Each year, Executive will be entitled to sick leave, 30 days of paid time off (“Annual PTO”) consistent with Employer’s existing policies, and as such policies may be amended from time to time, in addition to regular holidays of not less than eight (8) per year. If not used each year, by the end of the term of this Agreement, or at the time the employment of Executive ends for any reason, Executive will be entitled to payment for all unused earned vacation time. Such payment shall be made on the last day of Executive’s employment. Executive shall receive and be deemed to have earned his Annual PTO on January 1 of each year. Unused Annual PTO shall carry over to the next year, but Executive shall not be permitted to take unreasonable or excessive Annual PTO in any given year.

(E)

Executive will be entitled to receive a bonus on the Closing Date for the successful closing of the Merger in the amount of $100,000.00 contingent on Executive continued not being terminated for cause prior to the Closing Date (the “Merger Bonus”).

(F)

Executive understands and agrees that upon Merger, any ISOP shares that have not yet been exercised shall be converted, along with the exercise price, to NewCo shares at the same ratio as Employer’s common stock. Executive shall also be afforded the opportunity to exercise those options immediately prior to the Merger becoming effective. Subject to the ISOP, each of the next three years Executive will also be awarded fully vested options that entitle Executive to acquire at least 100,000 Class B common shares in BEN. If Employer terminates, replaces, amends, or otherwise alters the ISOP, or dilutes the options, then Employer shall take reasonable steps necessary to replace, modify, or augment Executive’s award to ensure Executive receives compensation equal to the compensation set forth herein.

6. EXPENSES: Executive shall be reimbursed for reasonable and necessary out-of-pocket, work-related expenses according to Employer’s standard expense and mileage reimbursement policies. Employer shall also reimburse Executive, for up to one year, for reasonable relocation and living expenses related to Executive’s move to Employer’s office in Jackson, Wyoming.

7. TERMINATION: Executive’s term of employment, compensation, and any and all other rights of Executive under this Agreement, including Executive’s employment by Employer, may be terminated, by a vote of the Board of Directors only, in accordance with this Section 7:

(A) In the event of termination of Executive’s employment for any reason, Executive shall be paid within the period of time required under applicable law for persons separating from employment, all accrued but unpaid compensation owed to Executive by Employer as of the date of termination (including accrued Salary and vacation), but in any event not less than 30 days following the termination of Executive’s employment, as well as such other payments or benefits to which Executive is entitled pursuant to any of Employer’s employee benefit plans pursuant to the terms thereof;

(B) Upon thirty days written notice by Executive at any time without Good Reason, in which event, Executive and Employer shall have no further obligations under this Agreement, except that Executive shall remain obligated under Sections 8, 9, 10, 11 and 12 of this Agreement. Employer may accelerate the notice date, in its sole discretion, without converting the resignation into a termination by the Employer;

(C) Upon written notice by Employer without Good Cause, or by Executive for Good Reason, either at the end of the Term or at any time before the end of the Term, in which event, Executive and Employer shall have no further obligations under this Agreement, except that (i) Executive shall remain obligated under Sections 8, 9, 10, 11 and 12 of this Agreement, and (ii) Employer shall pay Executive severance by continuing to pay Executive’s Base Salary through the end of the Term pursuant to Employer’s normal payroll cycle, or Executive’s Base Salary for one year, whichever is greater (the “Severance Term”), along with any unpaid vested options, equity or earned bonuses, including those set forth herein, such as the Merger Bonus;

(D) Upon written notice by Employer for Good Cause, in which event, Executive and Employer shall have no further obligations under this Agreement, except that Executive shall remain obligated under Sections 8, 9, 10, 11 and 12 of this Agreement;

(E) Upon the death of Executive upon which there shall be no liability or further obligation of Employer under this Agreement except for the payment of vested but unpaid compensation pursuant to the terms thereof including, but not limited to, the Merger Bonus and 2023 Bonus; and

(F) Upon the Disability of Executive, in which event, Executive and Employer shall have no further obligations under this Agreement, except that (i) Executive shall remain obligated under Sections 8, 9, 10, 11 and 12 of this Agreement and (ii) Employer shall pay Executive severance by continuing to pay Base Salary for one year, along with any unpaid vested options, equity or bonuses, including those set forth herein, such as the Merger Bonus.

(G) Notwithstanding the foregoing, (i) Executive’s receipt of the severance payments described in Section 7(C) and (E) is conditioned upon Executive’s execution (and non-revocation in the time provided to do so) of a general release in favor of Employer in a form satisfactory to Employer (the “Release”) and (ii) Employer’s severance payment obligations shall terminate if

Executive materially breaches any of the terms of Sections 8, 9, 10, 11 and 12 of this Agreement. If the Release is not executed within 60 days of the date it is provided to Executive, or the execution is timely revoked, then Executive will not be entitled to receive any severance payments under Section 7(C) or (E). Employer shall be deemed to have waived this provision and, Executive’s right to severance shall no longer be conditioned upon execution of a release, if Employer fails to provide Executive with a release within 14 days of notice of termination or nonrenewal.

(H) Executive will be deemed to have a “Disability” if, for physical or mental reasons, Executive is unable to perform Executive’s full-time essential job duties under this Agreement for 60 consecutive days, or 90 days in any twelve-month period, as determined in accordance with this Section 7(H). The disability of Executive will be determined by a medical doctor selected by written agreement of Executive and Employer upon the request of either party by notice to the other. If Employer and Executive cannot agree on the selection of a medical doctor, each of them will select a medical doctor and the two medical doctors will select a third medical doctor who will determine whether Executive has a Disability. The determination of the medical doctor selected under this Section 7(H) will be binding on both parties. Executive must submit to a reasonable number of examinations by the medical doctor making the determination of Disability under this Section 7(H) and Executive hereby authorizes the disclosure and release to Employer of such determination and all supporting medical records. Employer shall bear the cost of all such examinations and record collection. If Executive is not legally competent, Executive’s legal guardian or duly authorized attorney-in-fact will act in Executive’s stead, under this Section 7(H)(iii) for the purposes of medical doctor selection, submitting Executive to the examinations, and providing the authorization for the disclosures, required under this Section 7(H). Executive stipulates and agrees that (1) Executive is a key employee of Employer, (2) Executive’s inability to perform Executive’s essential job duties under this Agreement on a full-time basis for 60 consecutive days, or 90 days during any twelve-month period, will cause substantial and grievous economic injury to Employer’s operations, and (3) Executive’s employment with Employer will therefore terminate under Section 7(F).

(I) In the event that the Post-Merger Employment Agreement takes effect due to successful completion of the Merger, then this Section 7 shall not apply and the terms set forth in the Post-Merger Employment Agreement shall govern Executive’s employment going forward. Notwithstanding the foregoing, Executive shall remain entitled to any previously earned or vested but unpaid compensation, salary, bonuses, equity, options, PTO, and any other benefits provided to Executive by Employer herein, through any other compensation or benefit plan, or otherwise.

8. CONFIDENTIAL INFORMATION: The following information and materials, whether written or oral, whether having existed, now existing or developed or created during Executive’s employment with Employer under this Agreement are considered confidential and/or proprietary (collectively, “Confidential and/or Proprietary Information”), in each case as the Employer:

(A) All information and materials of Employer and the Business relating to software and hardware products, and software and hardware in the various stages of research and development, including, but not limited to, source codes, object codes, design specifications, design notes, flow charts, coding sheets, product plans, know-how, algorithms, and the processes and systems used in the Business;

(B) The computer systems and information technology of Employer and the Business, as such systems and technology may exist from time to time, including without limitation, computer and related equipment, computer programs (whether identified as software, firmware or other and on whatever media), databases, documentation, manuals, hardware and software support systems and methods, techniques or algorithms of organizing or applying the same;

(C) Internal business procedures and policies, including, but not limited to, licensing techniques, vendor names, other vendor information, sales, marketing, operation, product development and other business plans and forecasts, financial information, and other information used in the Business;

(D) Any and all non-public Customer information, including, but not limited to, lists of actual or prospective Customers and Customer sites and the nature of Customer relationships of Employer (including types, prices and amounts of products acquired or anticipated to be acquired from Employer), including specific individuals associated with Customers, compiled in a format such as an account record card, Customer buying patterns, group run concepts and combination ordering patterns of the Customers of Employer, information related to particular applications of the Customers of Employer, information related to value added services provided to Customers of Employer, information related to targeted and/or anticipated product or service needs of Customers of Employer, and the policies and/or business practices of the Customers of Employer, pricing structures, Customer contracts, Customer data, Customer negotiations, Customer relations materials, Customer service materials, and past Customers;

(E) Non-public lists and sales volume and other information, including the prices at which Employer sold or sells products or services to particular Customers or Customer groups;

(F) All developments, improvements, inventions and processes that have been, are or may be produced in the course of operations of the Business;

(G) Confidential and private matters of the Customers of, and Prospective Customers submitted for handling and processing to, Employer;

(H) Any information licensed to Employer on a confidential basis from third parties for internal use and/or for sublicense to end users by Employer;

(I) All legal rights including, but not limited to, trade secrets, pending patents, pending litigation and/or arbitrations relating to the Business or involving Employer, pending trademarks, and like properties maintained in confidence;

(J) Any non-public employee information of Employer, including, but not limited to, lists of employees, and any non-public information regarding such employees or their employment;

(K) Any information relating to the Business obtained while working for Employer prior to the Closing Date, or Employer after the Closing Date, which gives or could give Employer a competitive edge; and

(L) Any other information relating to the Business, not generally known, concerning the Business prior to the Closing Date~~,~~ or Employer after the Closing Date, and their operations, products, personnel, customers, or business, acquired, disclosed or made known to Executive while in the employ of Seller or Employer which, if used or disclosed other than in the performance of Executive’s job duties for Employer, could with reasonable possibility, adversely affect the business of Employer or give a competitor a competitive edge.

(M) Notwithstanding the foregoing, this Section 8 and Section 10 shall not extend to any Confidential and/or Proprietary Information that (i) was generally known or generally available to the public before its disclosure to Executive, or (ii) becomes generally known or generally available to the public subsequent to disclosure to Executive through no wrongful act of Executive.

9. EXECUTIVE’S WARRANTY: The undertaking of this Agreement will not constitute a breach of any agreement to which Executive is a party or any obligation to which Executive is bound. Executive is not bound by any non-disclosure or non-compete agreement that would in any way affect Executive’s performance of this Agreement. Executive has no obligations to others that are inconsistent with the terms of this Agreement or with Executive’s faithful performance of duties as an employee of Employer under this Agreement.

10. NON-COMPETE AND BUSINESS PROTECTION COVENANTS: Executive acknowledges that Executive will obtain and develop further specialized knowledge of Confidential and/or Proprietary Information and goodwill through Executive’s involvement in the business of Employer, including through Executive’s employment under this Agreement.

As a necessary condition of Employer’s employment of Executive and the closing of the transactions covered by the Purchase Agreement, and in consideration for the mutual promises and undertakings in this Agreement and the specialized knowledge of and access to Confidential and/or Proprietary Information that Employer will continue to develop and/or that Executive will newly receive from Employer during the Term of this Agreement, and to ensure the protection of Confidential and/or Proprietary Information (wherever originating) during Executive’s employment and thereafter, Employer and Executive agree as follows:

(A) Upon termination of Executive’s employment, Executive shall return all property of Employer that are in Executive’s possession, custody, or control, including, but not limited to, any Confidential and/or Proprietary Information and copies thereof.

(B) From the Closing Date through the date that is one (1) year after Executive’s employment with Employer has ended, Executive shall comply with all of the following restrictions:

(i) Executive shall not directly or indirectly, for Executive or others, perform, manage, supervise, or otherwise engage or participate in any business that competes with the Business of Employer.

(ii) Except in connection with Executive’s employment for Employer, Executive shall not directly or indirectly, for Executive or others, solicit or communicate with any Customer or Prospective Customer of the Business to induce, encourage, request, or advise any such Entity: (a) to not do business with the Business of Employer; (b) to curtail, cancel, or withdraw its business from the Business of Employer; (c) to place business elsewhere or divert business away from the Business of Employer; or (d) to purchase or contract for any product or service that is the same or substantially similar to those offered or under development by the Business of Employer. Nor shall Executive directly or indirectly otherwise aid any Entity to obtain or procure the sale of any product or service that is the same or substantially similar to any product or service offered or under development by Employer.

(iii) Executive shall not directly or indirectly, for Executive or others, solicit or communicate with any employee of Employer to induce, encourage, request, or advise any such employee: (a) to terminate Executive’s or her employment with Employer for any reason whatsoever; or (b) to accept employment with another Entity that offers or is planning to develop products or services that are the same or substantially similar to those offered or under development by Employer with respect to the Business.

(iv) Executive shall not, directly or indirectly, for Executive or others, solicit or communicate (regardless of who initiates the communication) with any vendor, supplier, reseller, or service provider for the Business of Employer during Executive’s employment with Employer to induce, encourage, request, or advise any such Entity: (a) to not do business with the Business of Employer; (b) to curtail or cease its business relationship with the Business of Employer; or (c) to cancel, rescind, terminate, decline to extend, or modify any agreement with the Business of Employer.

(C) Executive stipulates and agrees that, based upon the nature of Employer’s business operations and substantial relationships with Customers and Prospective Customers, the nature of Executive’s job duties with Employer, the goodwill associated with Employer’s business, the specialized knowledge of Confidential and/or Proprietary Information that Executive has received and will further receive during the Term of this Agreement and any extensions, and to ensure the protection of that Confidential and/or Proprietary Information, the scope of activity restrained and the duration of the restrictions set forth in Section 10(B) above are reasonable and no greater than necessary to protect the legitimate business interests of Employer and its Affiliates. Executive further stipulates and agrees that in the event Executive does engage in any of the activities restrained under Section 10(B) above, Executive will inevitably use or disclose Confidential and/or Proprietary Information to the detriment of the business interests of Employer.

(D) Executive stipulates and agrees that the Business of Employer extends, or is anticipated to extend worldwide. Executive specifically acknowledges that the anticipated expansion of the business of Employer to the full scope of the geographical territory described in Section 10(B)(i) with respect to both existing and Prospective Customers, contributed significantly to the valuation of the assets being acquired by Employer under the Purchase Agreement, and the fostering of such expansion is a basis for the value paid under the Purchase Agreement. Executive further stipulates and agrees that the geographic limitations on the restrictions set forth in Section 10(B)(i) are reasonable and no greater than necessary to protect the legitimate business interests of Employer and its Affiliates, and that any violation by Executive of any restrictions set forth in Section 10(B) would cause irreparable injury to Employer and/or its Affiliates.

(E) Executive and Employer acknowledge that this Section 10 was negotiated in good faith by the Parties. Executive acknowledges that Executive had the opportunity to consider the terms of this Agreement and to review the terms of the restrictions contained in this Section with an attorney before signing, if Executive chose to do so.

11. COVENANT NOT TO DISCLOSE:

(A) Executive warrants, covenants and agrees that, except in the performance of Executive’s duties under this Employment Agreement, Executive has not and will not at any time or in any manner, make or cause to be made any copies, pictures, duplicates, facsimiles or other reproductions or recordings, or any abstracts or summaries of any reports, studies, memoranda, correspondence, manuals, Customer lists, employee lists, records, plans, data programs, software, or other written, printed or otherwise recorded material of any kind whatsoever, belonging to or in the possession of Employer, which may be produced or created by or come into the possession of Executive in the course of Executive’s employment, or which is related in any manner to the past, present or prospective business of Employer. Executive shall have no right, title or interest in any such material. Executive agrees that, except in the performance of Executive’s duties under this Agreement, Executive will not, without the prior written consent of Employer remove any such material without prior written consent or other proper authorization from any premises of Employer or any applicable Affiliate thereof, and that Executive will surrender all such material to Employer immediately upon the termination of Executive’s employment or at any time prior to termination upon request of Employer, respectively.

(B) Executive warrants, covenants and agrees that, except in the performance of Executive’s duties under this Agreement, or with the prior written consent of Employer, Executive will not at any time, whether during or after Executive’s employment with Employer, use, publish, or otherwise disclose for Executive’s own benefit or purpose or for the benefit or purpose of any other Entity, either directly or indirectly, any Confidential and/or Proprietary Information. Executive hereby acknowledges that the Confidential and/or Proprietary Information and materials are commercially and competitively valuable to Employer, and are vital to the success of Employer’s business at all locations at which Employer does business; that by this Agreement, Employer is taking reasonable steps to protect its legitimate interest in its confidential information; and that the restrictions set forth in this Agreement are reasonably necessary in order to protect Employer’s legitimate interest in its Confidential and/or Proprietary Information.

(C) Executive acknowledges and agrees that this covenant shall have full force and effect through the Term of this Agreement and shall remain in effect indefinitely after the Term of this Agreement.

(D) Notice of Immunity Under the Defend Trade Secrets Act of 2016. Notwithstanding any other provision of this Agreement:

(i) Executive will not be held criminally or civilly liable under any federal or state trade secret law for any disclosure of a trade secret that:

(a) is made (1) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (2) solely for the purpose of reporting or investigating a suspected violation of law; or

(b) is made in a complaint or other document filed under seal in a lawsuit or other proceeding.

(ii) If Executive files a lawsuit for retaliation by Employer for reporting a suspected violation of law, Executive may disclose Employer’s trade secrets to the Executive’s attorney and use the trade secret information in the court proceeding if the Executive: (a) files any document containing trade secrets under seal; and (b) does not disclose trade secrets, except pursuant to court order.

12. INTELLECTUAL PROPERTY: Executive hereby assigns and agrees to assign to Employer, without further compensation, all right, title and interest in and to Intellectual Property (as defined below) relating to the Business of Employer, that Executive in anyway causes to be used in the Business of Employer, that Executive develops in the course of Executive’s performance of Executive’s responsibilities for Employer, or that is developed using any property or other resources of Employer, that Executive individually or jointly develops, conceives, invents, or creates during the Term of this Agreement.

(C)

Executive acknowledges that works of authorship developed, conceived, or created during the Term of this Agreement and any subsequent employment with Employer are “works for hire” as that term is defined under U.S. copyright law, and include moral rights as defined under U.S. and foreign copyright law.

(D)

During the Term of this Agreement and thereafter upon Employer’s reasonable request, Executive shall, without additional compensation, (i) execute and deliver any and all applications, assignments, documents, and other instruments that Employer shall deem necessary to protect the right, title and interest of Employer~~,~~ and its designee in or to Intellectual Property; (ii) reasonably cooperate and assist in providing information for making and completing regulatory and other filings; (iii) reasonably cooperation and assist in providing information for or participating in any action, threatened action, or considered action relating to Intellectual Property; and (iv) take any and all other reasonable actions as Employer may otherwise reasonably require with respect to Intellectual Property. As used in this Agreement, “Intellectual Property” means anything that is, has been, or is capable of being patented, protected as a trade secret, trademark, service mark, or trade name, protected by copyright law, or protected by or under any other U.S. or foreign laws or statutes relating to intellectual property rights. Without limiting the foregoing, Intellectual Property may take the form of inventions, discoveries, ideas, improvements, schematics, diagrams, know-how, information, data, business plans, plans, designs, methods, specifications, processes, hardware or software.

(E)

Executive further agrees that, as soon as practicable, Executive shall make full disclosure to Employer of all inventions or discoveries subject to this Agreement, and shall deliver or cause to be delivered to Employer all papers, including patent and copyright applications, relating to any rights assigned or to be assigned under this Agreement.

13. EXIT INTERVIEW: Upon separation from employment with Employer, Executive agrees to participate in an exit interview with a designee of Employer, wherein Executive will review Executive’s obligations under this Agreement. At the exit interview, Executive will ask any questions that Executive may have concerning whether information that Executive was exposed to is considered confidential under this Agreement. Executive will also provide the name of Executive’s new employer and the position in which Executive will be employed, when known, for one year following Executive’s separation from employment with Employer. Executive understands that Employer may request assurances from Executive that if Executive accepts subsequent employment with a competing company, Executive will be working in a position which would avoid the risk of disclosure of Employer’s Confidential and/or Proprietary Information. Executive further agrees to return to Employer all property in Executive’s possession belonging to Employer, including all written, electronic, or printed materials and copies thereof, keys, cards, equipment, cars, and any other item that is the property of Employer, within five (5) business days following Executive’s separation from employment, or Employer’s provision of a prepaid envelope or shipping container, whichever is later. To the extent that Executive has any Employer property, including, but not limited to, any Confidential and/or Proprietary Information stored on any computer, Executive agrees to immediately return such information to Employer, along with any copies of such information. Executive further agrees that after Executive returns any computerized information to Employer, Executive will make reasonable efforts to purge all such information from the source computer or make the computer available for inspection and data removal by Employer.

14. DISPUTE RESOLUTION. THIS AGREEMENT IS SUBJECT TO ARBITRATION. Except as provided below, in the event of a dispute or controversy between Employer and Executive or between Executive and an agent of Employer, including, but not limited to, Employer or any directors, officers, managers or other employees of Employer, who are being sued in any capacity, as to all or any part of this Agreement, any other agreement, or any dispute or controversy whatsoever pertaining to or arising out of the relationship between Employer and Executive or the dissolution or termination of same shall be settled by arbitration in Jackson, Wyoming, in accordance with the applicable rules then existing of the American Arbitration Association (“AAA”), and judgment upon the award rendered may be entered in any court having jurisdiction thereof. Notwithstanding the foregoing, in the event of a dispute arising pursuant to the provisions of Sections 8, 9, 10, 11 or 12 above, Employer may bring an action in state or federal court, without submitting the dispute to arbitration, for purpose of resolving securing interim injunctive relief. This arbitration provision covers and includes any non-signatories and all parties to any such claim arising out of or relating to this employment relationship. Employer shall be responsible for the payment of all costs associated with arbitration, including the initial filing fees, forum fees, and arbitrator fees. Executive shall be entitled to seek judicial intervention if Employer fails to pay any fee due to the AAA within (30) thirty days of Employer being presented with a corresponding invoice.

15. EQUITABLE RELIEF: Executive acknowledges and agrees that in the event of a breach or threatened breach by Executive of Section 10 this Agreement, that Employer’s remedies at law would be inadequate, and that Employer shall be entitled to an injunction (without any bond or other security being required, but if such is required, bond shall be limited to one thousand dollars ($1,000.00)) without the necessity of proof of actual damage. In addition, if Executive fails to comply with any timed restriction set forth in Section 10 of this Agreement, Executive agrees that the time period for that restriction will be extended by one day for each day Executive is found to have violated the restriction, up to the full duration of the bargained-for restriction. Nothing in this Section 15 shall be construed to preclude Employer from pursuing any action or further remedy, at law or in equity, for any breach or threatened breach, including, but not limited to, the recovery of damages and attorney’s fees if applicable.

16. JUDICIAL MODIFICATION: If the scope of any restriction contained in this Agreement (including, but not limited to Sections 8, 9, 10, 11 or 12) is too broad to permit enforcement of such restriction to its full extent, then such restriction shall be enforced to the maximum extent permitted by law, and the parties consent and agree that such scope may be accordingly judicially modified in any proceeding brought to enforce such restriction. Moreover, Executive acknowledges it is Executive’s intention and agreement that such restrictions be enforced to the fullest extent permitted and consents to their reformation to that extent as applied to Executive.

17. NOTICES: Any notice required or permitted to be given under this Agreement shall be sufficient if in writing, and if sent prepaid by certified mail, return receipt requested, by nationally recognized overnight courier (i.e. Federal Express, UPS), or personally delivered with receipt to the parties at the following address (or at any other address as any party hereto shall have specified by notice in writing to the other party hereto):

If to Executive, to:

Tyler Luck

806 Powderhorn Lane - PO Box 758

Jackson, WY 83001

Or the most recent address on the payroll records of the Company.

If to Employer, to:

Brand Engagement Network, Inc.

Legal@beninc.ai

with a copy to:

Brand Engagement Network, Inc.

145 E. Snow King Avenue- PO Box 1045

Jackson, WY 83001

Attn: Legal Department

Notices will be deemed effective upon receipt or refusal to receive, except that notices sent by email shall be deemed immediately effective upon transmission provided that they are also accompanied by a mailed copy sent to the appropriate address sent not later than the next business day. Address changes shall be affected through the notice process set forth in this Section.

18. WAIVER OF BREACH: No waiver by either party (i) of a breach of any provision of this Agreement by the other party or (ii) of compliance with any condition or provision of this Agreement to be performed by the other party, will operate or be construed as a waiver of any subsequent breach by the other party nor of a waiver of any similar or dissimilar provisions and conditions at the same or any prior or subsequent time. Failure of any party to act on any breach will not deprive the party of the right to take action at any time while such breach continues.

19. ASSIGNMENT: The provisions and terms of this Agreement, and particularly but without limitation, the terms and provisions of Sections 8, 9, 10, 11 and 12 above, shall be binding on Executive and inure to the benefit of Executive, Executive’s heirs-at-law, legatees, distribute, executors, administrators, and legal representatives, and shall inure to the benefit of Employer, its Affiliates, and their respective successors and assigns. Sections 8, 9, 10, 11 and 12 shall survive the Term of this Agreement, as well as any termination of Executive’s employment under this Agreement. Neither party may assign its rights and obligations under this Agreement without the consent of the other party, except that Employer may assign (including any assignment effected through a merger) its rights and obligations under this Agreement to any purchaser of all or substantially all of the assets of Employer without the consent of Executive.

20. ENTIRE AGREEMENT: This instrument contains the entire agreement of the parties relating to the subject matter hereof, and supersedes all prior and contemporaneous agreements, if any, between the parties relating to the subject matter hereof; provided, however, that this Agreement does not supersede or otherwise limit, in any way, the provisions of the Purchase Agreement. It may not be changed or modified in whole or in part except in a writing executed by Executive and an authorized officer of Employer.

21. PARTIAL INVALIDITY: If any provision of this Agreement or the application of such provision is held unenforceable for any reason by a court or arbitrator of competent jurisdiction and such unenforceability is not cured pursuant to Section 16, then such provision shall be modified to the extent required to render it enforceable (or, if held impossible to modify in a manner permitting enforcement, then severed from this Agreement) and the remainder of this Agreement shall not be affected.

22. GOVERNING LAW AND FORUM: This Agreement shall be governed by the laws of the State of Wyoming without regard to the conflicts of laws provisions thereof. The exclusive forum and venue for any court action permitted by Section 14 of this Agreement will be a court of competent jurisdiction located in Jackson, Wyoming. For any such court action, both Executive and Employer stipulate and consents to the exercise of personal jurisdiction over them by all courts located in Jackson, Wyoming, and hereby waive their right to object to any such exercise of jurisdiction over Executive in Wyoming.

23. COUNTERPARTS: This Agreement may be executed in several counterparts, each of which shall be deemed an original for all purposes.

24. HEADINGS, GENDER, NUMBER: Any headings contained in this Agreement are for convenience in locating particular provisions only and are not to be considered in the interpretation and enforcement of this Agreement. Wherever used or appearing in this Employment Agreement, pronouns of the masculine gender shall include the persons of the female, and the singular shall include the plural, wherever applicable.

[Remainder of page intentionally left blank, signature page follows]

IN WITNESS HEREOF, the parties have executed this Agreement as of the date first above written.

EMPLOYER:

Brand Engagement Network, Inc.

Signature:	/s/ James D. Henderson, Jr.
Printed Name: James D. Henderson, Jr. Title: Director and Corporate Counsel

EXECUTIVE:

/s/ Tyler Luck
Tyler Luck

EXHIBIT A

[POST MERGER] EMPLOYMENT AGREEMENT

This Employment Agreement (the “Agreement”) is made by and between Brand Engagement Network, Inc. (“Employer”), and Tyler Luck. (“Executive”), in consideration of the mutual covenants and agreements hereinafter set forth. Employer and Executive are sometimes collectively referred to herein as the “Parties.”

WHEREAS, Employer is contemplating merging with DHC Acquisition Corporation (“DHCA”) (the “Merger”).

WHEREAS, contemporaneously with the closing of such merger pursuant to the Purchase Agreement (the “Closing Date”), Employer desires to continue to employ Executive as Chief Product Officer.

This Agreement will become effective only upon consummation of the transactions contemplated by the Purchase Agreement. Therefore, as of the Closing Date, Employer engages Executive, and Executive accepts employment from Employer, on the following terms and conditions:

1. DEFINITIONS:

“Affiliates” as used in this Agreement shall mean any entities under common management and control of Employer, and all references to Employer herein shall include all Affiliates of Employer, unless the context requires otherwise.

“Business” shall mean the business engaged in by Employer within the immediately preceding one year period, and potential business the Employer has contemplated pursuing in the preceding six month period in which Employer has invested material resources during that six month period.

“Customer” as used in this Agreement shall include any Entity: (a) to which Employer provided products or services for the Business within the one (1) year period immediately preceding the termination of Executive’s employment with Employer.

“Good Cause” means any of the following events which are not cured within 10 business days of Employer providing notice to Executive of such events, or which are incapable of being cured:

(a)	Executive’s material breach of this Agreement or any other agreement between Executive and Employer;

(b)	Executive’s dishonesty or fraudulent conduct in dealings with Employer or any Customer;

(c)	Executive’s gross personal misconduct or repeated personal misconduct in dealings with Employer or any Customer, and its or their personnel;

(d)

Executive’s willful misconduct or grossly negligent conduct, whether or not in the course of employment, resulting in, or that, if publicized would be reasonably likely to result in, material and demonstrable damage to Employer’s business or reputation;

(e)

Executive’s appropriation (or attempted appropriation) of a material business opportunity of Employer, including attempting to secure or securing any personal profit in connection with any duties undertaken under this Agreement;

(f)	Executive’s misappropriation (or attempted misappropriation) of funds or property of Employer or any Customer, or its or their personnel;

(g)

The conviction of, the entering of a guilty plea or a plea of no contest, or the acceptance of a deferral of adjudication with respect to a felony, the equivalent thereof, or any misdemeanor involving theft or dishonesty; or

(h)	Executive’s material breach of Company policy.

“Good Reason” means Employer’s material breach of this Agreement, provided that (i) Executive gives Employer ten (10) days’ written notice specifying with reasonable detail the basis for Executive’s determination that Good Reason exists and, if curable, the actions necessary for Employer to effect a cure, and (ii) with respect to Good Reason that is capable of being cured, Employer fails to effect a cure within ten (10) days of the date Employer receives such notice, and Executive provides notice of termination within thirty (30) days after such failure.

“Prospective Customer” as used in this Agreement shall include any Entity: (a) to which Seller submitted a bid or proposal or engaged in substantive negotiations for the sale of products or services for the Business within the six-month period immediately preceding the Closing Date; or (b) to which Employer has submitted a bid or proposal or engaged in substantive negotiations for the sale of products or services for the Business within the most recent six-month period prior to Executive’s termination of employment with Employer.

“Entity” as used in this Agreement shall include persons, partnerships, firms, associations, corporations, or business organizations.

2. TERM: Subject to Section 7, the term of this Agreement is the period beginning on the Closing Date and ending on the three (3) year anniversary of the Closing Date (the “Term”) or December 31, 2026, whichever is later. This Agreement shall automatically renew for successive one-year periods unless the parties’ agree otherwise or either party provides 60 days advance notice of non-renewal.

3. TITLE AND DUTIES: Employer hereby employs Executive on a full-time basis as Chief Product Officer with powers and duties customary for such position, reporting directly to the CEO. If Employer materially reduces the title, powers, or duties of Executive, infringes upon them, or otherwise breaches this Agreement in any respect, and does not cure the breach as set forth under the definition of “Good Reason”, then it shall constitute good reason for Executive to terminate this Agreement and Executive’s employment.

4. EXTENT OF SERVICES: Executive agrees to devote Executive’s entire and undivided business time, attention, effort, care, skill, and energies to the business of Employer and the duties and responsibilities assigned to Executive by Employer, which may be changed at any time and from time to time at Employer’s sole discretion. Executive shall not, during the Term of this Agreement, (i) engage in any other business activity unless Executive has obtained the prior written consent of an officer of Employer to engage in such activity, unless such activity by Executive is for passive investment purposes only and will not require any services to be rendered by Executive, or (ii) is for civic or charitable purposes which would not conflict or interfere with the performance of Executive’s duties hereunder.

Notwithstanding the foregoing, Executive shall be permitted to retain Executive’s ownership interest in Genuine Lifetime, LLC, Part Protection Services, Inc and October 3rd Holdings, LLC, provided that those ownership interests do not interfere with the services Executive provides to Employer. Executive shall make a request to Employer for Approval for Executive to sit on boards of directors and committees, and Employer shall have the right in its sole discretion to approve or deny such a request. Executive’s passive investment in a company that is not engaged in the Business shall not violate this Agreement. Executive’s ownership of less than 5% of the equity of a publicly traded company, regardless of whether they are engaged in the Business, also shall not violate this Agreement.

5. COMPENSATION: For all services rendered by Executive hereunder, Employer shall compensate Executive as follows:

(A)

Executive will be paid a base salary (“Salary”) at the annual rate of $180,000, paid in accordance with Employer’s regular pay schedule for its other employees, less applicable taxes and withholding, but in any event not less than twice per month. Executive’s salary shall be reviewed annually for potential increases. Executive’s salary cannot be decreased without Executive’s prior written agreement.

(B)	Executive will be eligible to receive a discretionary, cash bonus in an amount to be determined by the Employer’s Board of Directors or the Employer’s Compensation Committee, if applicable.

(C)

Executive will, during the Term of this Agreement, be permitted to participate pursuant to the terms thereof in all employee benefit plans generally available to employees of Employer. Employer will also establish an appropriate executive equity compensation plan.

(D)

Each year, Executive will be entitled to sick leave, 30 days of paid time off (“Annual PTO”) consistent with Employer’s existing policies, and as such policies may be amended from time to time, in addition to regular holidays of not less than eight (8) per year. If not used each year, by the end of the term of this Agreement, or at the time the employment of Executive ends for any reason, Executive will be entitled to payment for all unused earned vacation time. Such payment shall be made on the last day of Executive’s employment. Executive shall receive and be deemed to have earned his Annual PTO on January 1 of each year. Unused Annual PTO shall carry over to the next year, but Executive shall not be permitted to take unreasonable or excessive Annual PTO in any given year.

6. EXPENSES: Executive shall be reimbursed for reasonable and necessary out-of-pocket, work-related expenses according to Employer’s standard expense and mileage reimbursement policies. Employer shall also reimburse Executive, for up to one year, for reasonable relocation and living expenses related to Executive’s move to Employer’s office in Jackson, Wyoming.

7. TERMINATION: Executive’s term of employment, compensation, and any and all other rights of Executive under this Agreement, including Executive’s employment by Employer, may be terminated, by the Board of Directors only, in accordance with this Section 7:

(A) In the event of termination of Executive’s employment for any reason, Executive shall be paid within the period of time required under applicable law for persons separating from employment, all accrued but unpaid compensation owed to Executive by Employer as of the date of termination (including accrued Salary and vacation), but in any event not less than 30 days following the termination of Executive’s employment, as well as such other payments or benefits to which Executive is entitled pursuant to any of Employer’s employee benefit plans pursuant to the terms thereof;

(B) Upon sixty days written notice by Executive at any time without Good Reason, in which event, Executive and Employer shall have no further obligations under this Agreement, except that Executive shall remain obligated under Sections 8, 9, 10, 11 and 12 of this Agreement. Employer may accelerate the notice date, in its sole discretion, without converting the resignation into a termination by the Employer;

(C) Upon written notice by Executive for Good Reason, upon sixty days written notice by Employer without Good Cause, or upon non-renewal of the Agreement at the end of the Term pursuant to Section 2 in which event, Executive and Employer shall have no further obligations under this Agreement, except that (i) Executive shall remain obligated under Sections 8, 9, 10, 11 and 12 of this Agreement, and (ii) Employer shall pay Executive severance by continuing to pay Executive’s Base Salary through the end of the Term pursuant to Employer’s normal payroll cycle, or Executive’s Base Salary for one year, whichever is greater (the “Severance Term”), along with any unpaid vested options, equity or bonuses. If any such termination takes place either sixty days before a Change in Control, or within six-months after a Change in Control, then Executive shall receive (a) a prorated bonus payment for the year in which the termination takes place based on the greater of Executive’s then current Target Bonus and the bonus Executive would have received based on Employer’s actual performance, and (b) severance payments for the Severance Term comprised of both Executive’s Base Salary and a prorated portion of Executive’s discretionary bonus.

(D) Upon written notice by Employer for Good Cause, in which event, Executive and Employer shall have no further obligations under this Agreement, except that Executive shall remain obligated under Sections 8, 9, 10, 11 and 12 of this Agreement;

(E) Upon the death of Executive upon which there shall be no liability or further obligation of Employer under this Agreement except for the payment of vested but unpaid compensation pursuant to the terms thereof; and

(F) Upon the Disability of Executive, in which event, Executive and Employer shall have no further obligations under this Agreement, except that (i) Executive shall remain obligated under Sections 8, 9, 10, 11 and 12 of this Agreement and (ii) Employer shall pay Executive severance by continuing to pay Base Salary for one year, along with any unpaid vested options, equity or bonuses.

(G) Notwithstanding the foregoing, (i) Executive’s receipt of the severance payments described in Section 7(C) and (E) is conditioned upon Executive’s execution (and non-revocation in the time provided to do so) of a general release in favor of Employer in a form satisfactory to Employer (the “Release”) and (ii) Employer’s severance payment obligations shall terminate if Executive materially breaches any of the terms of Sections 8, 9, 10, 11 and 12 of this Agreement. If the Release is not executed within 60 days of the date it is provided to Executive, or the execution is timely revoked, then Executive will not be entitled to receive any severance payments under Section 7(C) or (E). Employer shall be deemed to have waived this provision and, Executive’s right to severance shall no longer be conditioned upon execution of a release, if Employer fails to provide Executive with a release within 14 days of notice of termination or nonrenewal.

(H) Executive will be deemed to have a “Disability” if, for physical or mental reasons, Executive is unable to perform Executive’s full-time essential job duties under this Agreement for 60 consecutive days, or 90 days in any twelve-month period, as determined in accordance with this Section 7(H). The disability of Executive will be determined by a medical doctor selected by written agreement of Executive and Employer upon the request of either party by notice to the other. If Employer and Executive cannot agree on the selection of a medical doctor, each of them will select a medical doctor and the two medical doctors will select a third medical doctor who will determine whether Executive has a Disability. The determination of the medical doctor selected under this Section 7(H) will be binding on both parties. Executive must submit to a reasonable number of examinations by the medical doctor making the determination of Disability under this Section 7(H) and Executive hereby authorizes the disclosure and release to Employer of such determination and all supporting medical records. Employer shall bear the cost of all such examinations and record collection. If Executive is not legally competent, Executive’s legal guardian or duly authorized attorney-in-fact will act in Executive’s stead, under this Section 7(H)(iii) for the purposes of medical doctor selection, submitting Executive to the examinations, and providing the authorization for the disclosures, required under this Section 7(H). Executive stipulates and agrees that (1~~)~~ Executive is a key employee of Employer, (2) Executive’s inability to perform Executive’s essential job duties under this Agreement on a full-time basis for 60 consecutive days, or 90 days during any twelve-month period, will cause substantial and grievous economic injury to Employer’s operations, and (3) Executive’s employment with Employer will therefore terminate under Section 7(F).

8. CONFIDENTIAL INFORMATION: The following information and materials, whether written or oral, whether having existed, now existing or developed or created during Executive’s employment with Employer under this Agreement are considered confidential and/or proprietary (collectively, “Confidential and/or Proprietary Information”), in each case as the Employer:

(N) All information and materials of Employer and the Business relating to software and hardware products, and software and hardware in the various stages of research and development, including, but not limited to, source codes, object codes, design specifications, design notes, flow charts, coding sheets, product plans, know-how, algorithms, and the processes and systems used in the Business;

(O) The computer systems and information technology of Employer and the Business, as such systems and technology may exist from time to time, including without limitation, computer and related equipment, computer programs (whether identified as software, firmware or other and on whatever media), databases, documentation, manuals, hardware and software support systems and methods, techniques or algorithms of organizing or applying the same;

(P) Internal business procedures and policies, including, but not limited to, licensing techniques, vendor names, other vendor information, sales, marketing, operation, product development and other business plans and forecasts, financial information, and other information used in the Business;

(Q) Any and all non-public Customer information, including, but not limited to, lists of actual or prospective Customers and Customer sites and the nature of Customer relationships of Employer (including types, prices and amounts of products acquired or anticipated to be acquired from Employer), including specific individuals associated with Customers, compiled in a format such as an account record card, Customer buying patterns, group run concepts and combination ordering patterns of the Customers of Employer, information related to particular applications of the Customers of Employer, information related to value added services provided to Customers of Employer, information related to targeted and/or anticipated product or service needs of Customers of Employer, and the policies and/or business practices of the Customers of Employer, pricing structures, Customer contracts, Customer data, Customer negotiations, Customer relations materials, Customer service materials, and past Customers;

(R) Non-public lists and sales volume and other information, including the prices at which Employer sold or sells products or services to particular Customers or Customer groups;

(S) All developments, improvements, inventions and processes that have been, are or may be produced in the course of operations of the Business;

(T) Confidential and private matters of the Customers of, and Prospective Customers submitted for handling and processing to, Employer;

(U) Any information licensed to Employer on a confidential basis from third parties for internal use and/or for sublicense to end users by Employer;

(V) All legal rights including, but not limited to, trade secrets, pending patents, pending litigation and/or arbitrations relating to the Business or involving Employer, pending trademarks, and like properties maintained in confidence;

(W) Any non-public employee information of Employer, including, but not limited to, lists of employees, and any non-public information regarding such employees or their employment;

(X) Any information relating to the Business obtained while working for Employer prior to the Closing Date, or Employer after the Closing Date, which gives or could give Employer a competitive edge; and

(Y) Any other information relating to the Business, not generally known, concerning the Business prior to the Closing Date~~,~~ or Employer after the Closing Date, and their operations, products, personnel, customers, or business, acquired, disclosed or made known to Executive while in the employ of Seller or Employer which, if used or disclosed other than in the performance of Executive’s job duties for Employer, could with reasonable possibility, adversely affect the business of Employer or give a competitor a competitive edge.

(Z) Notwithstanding the foregoing, this Section 8 and Section 10 shall not extend to any Confidential and/or Proprietary Information that (i) was generally known or generally available to the public before its disclosure to Executive, or (ii) becomes generally known or generally available to the public subsequent to disclosure to Executive through no wrongful act of Executive.

9. EXECUTIVE’S WARRANTY: The undertaking of this Agreement will not constitute a breach of any agreement to which Executive is a party or any obligation to which Executive is bound. Executive is not bound by any non-disclosure or non-compete agreement that would in any way affect Executive’s performance of this Agreement. Executive has no obligations to others that are inconsistent with the terms of this Agreement or with Executive’s faithful performance of duties as an employee of Employer under this Agreement.

10. NON-COMPETE AND BUSINESS PROTECTION COVENANTS: Executive acknowledges that Executive will obtain and develop further specialized knowledge of Confidential and/or Proprietary Information and goodwill through Executive’s involvement in the business of Employer, including through Executive’s employment under this Agreement.

As a necessary condition of Employer’s employment of Executive and the closing of the transactions covered by the Purchase Agreement, and in consideration for the mutual promises and undertakings in this Agreement and the specialized knowledge of and access to Confidential and/or Proprietary Information that Employer will continue to develop and/or that Executive will newly receive from Employer during the Term of this Agreement, and to ensure the protection of Confidential and/or Proprietary Information (wherever originating) during Executive’s employment and thereafter, Employer and Executive agree as follows:

(A) Upon termination of Executive’s employment, Executive shall return all property of Employer that are in Executive’s possession, custody, or control, including, but not limited to, any Confidential and/or Proprietary Information and copies thereof.

(B) From the Closing Date through the date that is one (1) year after Executive’s employment with Employer has ended, Executive shall comply with all of the following restrictions:

(i) Executive shall not directly or indirectly, for Executive or others, perform, manage, supervise, or otherwise engage or participate in any business that competes with the Business of Employer.

(ii) Except in connection with Executive’s employment for Employer, Executive shall not directly or indirectly, for Executive or others, solicit or communicate with any Customer or Prospective Customer of the Business to induce, encourage, request, or advise any such Entity: (a) to not do business with the Business of Employer; (b) to curtail, cancel, or withdraw its business from the Business of Employer; (c) to place business elsewhere or divert business away from the Business of Employer; or (d) to purchase or contract for any product or service that is the same or substantially similar to those offered or under development by the Business of Employer. Nor shall Executive directly or indirectly otherwise aid any Entity to obtain or procure the sale of any product or service that is the same or substantially similar to any product or service offered or under development by Employer.

(iii) Executive shall not directly or indirectly, for Executive or others, solicit or communicate with any employee of Employer to induce, encourage, request, or advise any such employee: (a) to terminate Executive’s or her employment with Employer for any reason whatsoever; or (b) to accept employment with another Entity that offers or is planning to develop products or services that are the same or substantially similar to those offered or under development by Employer with respect to the Business.

(iv) Executive shall not, directly or indirectly, for Executive or others, solicit or communicate (regardless of who initiates the communication) with any vendor, supplier, reseller, or service provider for the Business of Employer during Executive’s employment with Employer to induce, encourage, request, or advise any such Entity: (a) to not do business with the Business of Employer; (b) to curtail or cease its business relationship with the Business of Employer; or (c) to cancel, rescind, terminate, decline to extend, or modify any agreement with the Business of Employer.

(C) Executive stipulates and agrees that, based upon the nature of Employer’s business operations and substantial relationships with Customers and Prospective Customers, the nature of Executive’s job duties with Employer, the goodwill associated with Employer’s business, the specialized knowledge of Confidential and/or Proprietary Information that Executive has received and will further receive during the Term of this Agreement and any extensions, and to ensure the protection of that Confidential and/or Proprietary Information, the scope of activity restrained and the duration of the restrictions set forth in Section 10(B) above are reasonable and no greater than necessary to protect the legitimate business interests of Employer and its Affiliates. Executive further stipulates and agrees that in the event Executive does engage in any of the activities restrained under Section 10(B) above, Executive will inevitably use or disclose Confidential and/or Proprietary Information to the detriment of the business interests of Employer.

(D) Executive stipulates and agrees that the Business of Employer extends, or is anticipated extend worldwide. Executive specifically acknowledges that the anticipated expansion of the business of Employer to the full scope of the geographical territory described in Section 10(B)(i) with respect to both existing and Prospective Customers, contributed significantly to the valuation of the assets being acquired by Employer under the Purchase Agreement, and the fostering of such expansion is a basis for the value paid under the Purchase Agreement. Executive further stipulates and agrees that the geographic limitations on the restrictions set forth in Section 10(B)(i) are reasonable and no greater than necessary to protect the legitimate business interests of Employer and its Affiliates, and that any violation by Executive of any restrictions set forth in Section 10(B) would cause irreparable injury to Employer and/or its Affiliates.

(E) Executive and Employer acknowledge that this Section 10 was negotiated in good faith by the Parties. Executive acknowledges that Executive had the opportunity to consider the terms of this Agreement and to review the terms of the restrictions contained in this Section with an attorney before signing, if Executive chose to do so.

11. COVENANT NOT TO DISCLOSE:

(A) Executive warrants, covenants and agrees that, except in the performance of Executive’s duties under this Employment Agreement, Executive has not and will not at any time or in any manner, make or cause to be made any copies, pictures, duplicates, facsimiles or other reproductions or recordings, or any abstracts or summaries of any reports, studies, memoranda, correspondence, manuals, Customer lists, employee lists, records, plans, data programs, software, or other written, printed or otherwise recorded material of any kind whatsoever, belonging to or in the possession of Employer, which may be produced or created by or come into the possession of Executive in the course of Executive’s employment, or which is related in any manner to the past, present or prospective business of Employer. Executive shall have no right, title or interest in any such material. Executive agrees that, except in the performance of Executive’s duties under this Agreement, Executive will not, without the prior written consent of Employer remove any such material without prior written consent or other proper authorization from any premises of Employer or any applicable Affiliate thereof, and that Executive will surrender all such material to Employer immediately upon the termination of Executive’s employment or at any time prior to termination upon request of Employer, respectively.

(B) Executive warrants, covenants and agrees that, except in the performance of Executive’s duties under this Agreement, or with the prior written consent of Employer, Executive will not at any time, whether during or after Executive’s employment with Employer, use, publish, or otherwise disclose for Executive’s own benefit or purpose or for the benefit or purpose of any other Entity, either directly or indirectly, any Confidential and/or Proprietary Information. Executive hereby acknowledges that the Confidential and/or Proprietary Information and materials are commercially and competitively valuable to Employer, and are vital to the success of Employer’s business at all locations at which Employer does business; that by this Agreement, Employer is taking reasonable steps to protect its legitimate interest in its confidential information; and that the restrictions set forth in this Agreement are reasonably necessary in order to protect Employer’s legitimate interest in its Confidential and/or Proprietary Information.

(C) Executive acknowledges and agrees that this covenant shall have full force and effect through the Term of this Agreement and shall remain in effect indefinitely after the Term of this Agreement.

(D) Notice of Immunity Under the Defend Trade Secrets Act of 2016. Notwithstanding any other provision of this Agreement:

(i) Executive will not be held criminally or civilly liable under any federal or state trade secret law for any disclosure of a trade secret that:

(a) is made (1) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (2) solely for the purpose of reporting or investigating a suspected violation of law; or

(b) is made in a complaint or other document filed under seal in a lawsuit or other proceeding.

(ii) If Executive files a lawsuit for retaliation by Employer for reporting a suspected violation of law, Executive may disclose Employer’s trade secrets to the Executive’s attorney and use the trade secret information in the court proceeding if the Executive: (a) files any document containing trade secrets under seal; and (b) does not disclose trade secrets, except pursuant to court order.

12. INTELLECTUAL PROPERTY: Executive hereby assigns and agrees to assign to Employer, without further compensation, all right, title and interest in and to Intellectual Property (as defined below) relating to the Business of Employer, that Executive in anyway causes to be used in the Business of Employer, that Executive develops in the course of Executive’s performance of Executive’s responsibilities for Employer, or that is developed using any property or other resources of Employer, that Executive individually or jointly develops, conceives, invents, or creates during the Term of this Agreement or has previously individually or jointly developed, conceived, invented or created in the course of Executive’s employment with Seller.

(A)

Executive acknowledges that works of authorship developed, conceived, or created during the Term of this Agreement and any subsequent employment with Employer are “works for hire” as that term is defined under U.S. copyright law, and include moral rights as defined under U.S. and foreign copyright law.

(B)

During the Term of this Agreement and thereafter upon Employer’s reasonable request, Executive shall, without additional compensation, (i) execute and deliver any and all applications, assignments, documents, and other instruments that Employer shall deem necessary to protect the right, title and interest of Employer~~,~~ and its designee in or to Intellectual Property; (ii) reasonably cooperate and assist in providing information for making and completing regulatory and other filings; (iii) reasonably cooperation and assist in providing information for or participating in any action, threatened action, or considered action relating to Intellectual Property; and (iv) take any and all other reasonable actions as Employer may otherwise reasonably require with respect to Intellectual Property. As used in this Agreement, “Intellectual Property” means anything that is, has been, or is capable of being patented, protected as a trade secret, trademark, service mark, or trade name, protected by copyright law, or protected by or under any other U.S. or foreign laws or statutes relating to intellectual property rights. Without limiting the foregoing, Intellectual Property may take the form of inventions, discoveries, ideas, improvements, schematics, diagrams, know-how, information, data, business plans, plans, designs, methods, specifications, processes, hardware or software.

(C)

Executive further agrees that, as soon as practicable, Executive shall make full disclosure to Employer of all inventions or discoveries subject to this Agreement, and shall deliver or cause to be delivered to Employer all papers, including patent and copyright applications, relating to any rights assigned or to be assigned under this Agreement.

13. EXIT INTERVIEW: Upon separation from employment with Employer, Executive agrees to participate in an exit interview with a designee of Employer, wherein Executive will review Executive’s obligations under this Agreement. At the exit interview, Executive will ask any questions that Executive may have concerning whether information that Executive was exposed to is considered confidential under this Agreement. Executive will also provide the name of Executive’s new employer and the position in which Executive will be employed, when known, for one year following Executive’s separation from employment with Employer. Executive understands that Employer may request assurances from Executive that if Executive accepts subsequent employment with a competing company, Executive will be working in a position which would avoid the risk of disclosure of Employer’s Confidential and/or Proprietary Information. Executive further agrees to return to Employer all property in Executive’s possession belonging to Employer, including all written, electronic, or printed materials and copies thereof, keys, cards, equipment, cars, and any other item that is the property of Employer, within five (5) business days following Executive’s separation from employment, or Employer’s provision of a prepaid envelope or shipping container, whichever is later. To the extent that Executive has any Employer property, including, but not limited to, any Confidential and/or Proprietary Information stored on any computer, Executive agrees to immediately return such information to Employer, along with any copies of such information. Executive further agrees that after Executive returns any computerized information to Employer, Executive will make reasonable efforts to purge all such information from the source computer or make the computer available for inspection and data removal by Employer.

14. DISPUTE RESOLUTION. THIS AGREEMENT IS SUBJECT TO ARBITRATION. Except as provided below, in the event of a dispute or controversy between Employer and Executive or between Executive and an agent of Employer, including, but not limited to, Employer or any directors, officers, managers or other employees of Employer, who are being sued in any capacity, as to all or any part of this Agreement, any other agreement, or any dispute or controversy whatsoever pertaining to or arising out of the relationship between Employer and Executive or the dissolution or termination of same shall be settled by arbitration in Jackson, Wyoming, in accordance with the applicable rules then existing of the American Arbitration Association (“AAA”), and judgment upon the award rendered may be entered in any court having jurisdiction thereof. Notwithstanding the foregoing, in the event of a dispute arising pursuant to the provisions of Sections 8, 9, 10, 11 or 12 above, Employer may bring an action in state or federal court, without submitting the dispute to arbitration, for purpose of resolving securing interim injunctive relief. This arbitration provision covers and includes any non-signatories and all parties to any such claim arising out of or relating to this employment relationship. Employer shall be responsible for the payment of all costs associated with arbitration, including the initial filing fees. Executive shall be entitled to seek judicial intervention if Employer fails to pay any fee due to the AAA within (30) thirty days of Employer being presented with a corresponding invoice.

15. EQUITABLE RELIEF: Executive acknowledges and agrees that in the event of a breach or threatened breach by Executive of Section 10 this Agreement, that Employer’s remedies at law would be inadequate, and that Employer shall be entitled to an injunction (without any bond or other security being required, but if such is required, bond shall be limited to one thousand dollars ($1,000.00)) without the necessity of proof of actual damage. In addition, if Executive fails to comply with any timed restriction set forth in Section 10 of this Agreement, Executive agrees that the time period for that restriction will be extended by one day for each day Executive is found to have violated the restriction, up to the full duration of the bargained-for restriction. Nothing in this Section 15 shall be construed to preclude Employer from pursuing any action or further remedy, at law or in equity, for any breach or threatened breach, including, but not limited to, the recovery of damages and attorney’s fees if applicable.

16. JUDICIAL MODIFICATION: If the scope of any restriction contained in this Agreement (including, but not limited to Sections 8, 9, 10, 11 or 12) is too broad to permit enforcement of such restriction to its full extent, then such restriction shall be enforced to the maximum extent permitted by law, and the parties consent and agree that such scope may be accordingly judicially modified in any proceeding brought to enforce such restriction. Moreover, Executive acknowledges it is Executive’s intention and agreement that such restrictions be enforced to the fullest extent permitted and consents to their reformation to that extent as applied to Executive.

17. NOTICES: Any notice required or permitted to be given under this Agreement shall be sufficient if in writing, and if sent prepaid by certified mail, return receipt requested, by nationally recognized overnight courier (i.e. Federal Express, UPS), or personally delivered with receipt to the parties at the following address (or at any other address as any party hereto shall have specified by notice in writing to the other party hereto):

If to Executive, to:

Tyler Luck

145 E. Snow King Avenue – PO Box 1045

Jackson, WY 83001

Or the most recent address on the payroll records of the Company.

If to Employer, to:

Brand Engagement Network, Inc.

Legal@beninc.ai

with a copy to:

Brand Engagement Network, Inc.

145 E. Snow King Avenue – PO Box 1045

Jackson, WY 83001

Attn: Legal Department

Notices will be deemed effective upon receipt or refusal to receive, except that notices sent by email shall be deemed immediately effective upon transmission provided that they are also accompanied by a mailed copy sent to the appropriate address sent not later than the next business day. Address changes shall be effected through the notice process set forth in this Section.

18. WAIVER OF BREACH: No waiver by either party (i) of a breach of any provision of this Agreement by the other party or (ii) of compliance with any condition or provision of this Agreement to be performed by the other party, will operate or be construed as a waiver of any subsequent breach by the other party nor of a waiver of any similar or dissimilar provisions and conditions at the same or any prior or subsequent time. Failure of any party to act on any breach will not deprive the party of the right to take action at any time while such breach continues.

19. ASSIGNMENT: The provisions and terms of this Agreement, and particularly but without limitation, the terms and provisions of Sections 8, 9, 10, 11 and 12 above, shall be binding on Executive and inure to the benefit of Executive, Executive’s heirs-at-law, legatees, distribute, executors, administrators, and legal representatives, and shall inure to the benefit of Employer, its Affiliates, and their respective successors and assigns. Sections 8, 9, 10, 11 and 12 shall survive the Term of this Agreement, as well as any termination of Executive’s employment under this Agreement. Neither party may assign its rights and obligations under this Agreement without the consent of the other party, except that Employer may assign (including any assignment effected through a merger) its rights and obligations under this Agreement to any Affiliate, or to any purchaser of all or substantially all of the assets of Employer without the consent of Executive.

20. ENTIRE AGREEMENT: This instrument contains the entire agreement of the parties relating to the subject matter hereof, and supersedes all prior and contemporaneous agreements, if any, between the parties relating to the subject matter hereof; provided, however, that this Agreement does not supersede or otherwise limit, in any way, the provisions of the Purchase Agreement. It may not be changed or modified in whole or in part except in a writing executed by Executive and an authorized officer of Employer.

21. PARTIAL INVALIDITY: If any provision of this Agreement or the application of such provision is held unenforceable for any reason by a court or arbitrator of competent jurisdiction and such unenforceability is not cured pursuant to Section 16, then such provision shall be modified to the extent required to render it enforceable (or, if held impossible to modify in a manner permitting enforcement, then severed from this Agreement) and the remainder of this Agreement shall not be affected.

22. GOVERNING LAW AND FORUM: This Agreement shall be governed by the laws of the State of Wyoming without regard to the conflicts of laws provisions thereof. The exclusive forum and venue for any court action permitted by Section 14 of this Agreement will be a court of competent jurisdiction located in Jackson, Wyoming. For any such court action, Executive stipulates and consents to the exercise of personal jurisdiction over Executive by all courts located in Jackson, Wyoming, and hereby waives Executive’s right to object to any such exercise of jurisdiction over Executive in Wyoming.

23. COUNTERPARTS: This Agreement may be executed in several counterparts, each of which shall be deemed an original for all purposes.

24. HEADINGS, GENDER, NUMBER: Any headings contained in this Agreement are for convenience in locating particular provisions only and are not to be considered in the interpretation and enforcement of this Agreement. Wherever used or appearing in this Employment Agreement, pronouns of the masculine gender shall include the persons of the female, and the singular shall include the plural, wherever applicable.

[Remainder of page intentionally left blank, signature page follows]

IN WITNESS HEREOF, the parties have executed this Agreement as of the date first above written.

EMPLOYER:

Brand Engagement Network, Inc.

Signature:	/s/ James Henderson
Printed Name: James D. Henderson, Jr. Title: Director and Corporate Counsel

EXECUTIVE:

/s/ Tyler Luck
Tyler Luck